Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Main: (713) 780-9494

Fax: (713) 780-9254

Contact:

Robert C. Turnham, President

Traded: NYSE (GDP)

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM CORPORATION ANNOUNCES THE HIRING OF JOSEPH T. LEARY AS ITS INTERIM CHIEF FINANCIAL OFFICER

Houston, Texas – October 19, 2015.

Goodrich Petroleum Corporation (NYSE: GDP) today announced that it has hired Joseph T. Leary as its Interim Chief Financial Officer. Mr. Leary has 28 years of energy finance and treasury experience and 10 years of banking experience. Mr. Leary has held various executive positions within the energy industry and was formerly the Chief Financial Officer of KCS Energy, Inc. (2003 – 2006), Energy Partners, Ltd. (2007 – 2009) and Tarpon (2011 – 2014).

“We are pleased to have Joe come on board as he brings significant experience in various financial positions throughout his 38 years as an oil and gas financial executive,” said Goodrich Chairman and CEO, Walter G. Goodrich. “We are confident Joe will be a value added member of our team and look forward to a long, productive relationship.”

Goodrich Petroleum Corporation is an independent oil and gas exploration and production company listed on the New York Stock Exchange.